Exhibit (a)(1)(K)(i)
[If Participant elected & HAS NOT exercised any discount option in 2006/2007, please direct them to this screen.]
ATMEL CORPORATION
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Date:
Employee ID:
Address:
Your election information has been recorded as follows:

							ALTERNATIVE	ALTERNATIVE
							ONE:	TWO:
					Number of		Delayed Ability to	Increased Exercise
	Original		Revised	Revised	Outstanding		Exercise Until a	Priced for All
Option	Grant	Original	Measurement	Grant	Eligible	Expiration	‘Permissible	Eligible Options in
Number	Date	Grant Price	Date	Price	Options	Date	Exercise Event’	the Grant	Did Not Amend
							Chosen date: [_] Chosen date: [_] Chosen date: [_] Chosen date: [_] Chosen date: [_] Chosen date: [_]	o Repriced o Repriced o Repriced o Repriced o Repriced o Repriced	o Did not amend o Did not amend o Did not amend o Did not amend o Did not amend o Did not amend
PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This Print Confirmation Statement will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed “Acknowledgment of Receipt of Election Form” after your submission. If you do not receive a confirmation e-mail within two business days after your submission, please forward a copy of your printed Election Confirmation Statement via e-mail to Carol Pleva, Manager, Stock Administration at Carol.Pleva@atmel.com
[PRINT A CONFIRMATION]